UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 16, 2009

Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 400, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, the Board of Directors (the “Board”) of Omni Bio Pharmaceutical, Inc. (the “Company”) approved a grant to Dr. Charles A. Dinarello, Acting Chief Executive Officer of the Company, of warrants to purchase 600,000 shares of the Company’s common stock (the “Dinarello Warrants”) at an exercise price of $3.00 per share.  The Dinarello Warrants vest and become exercisable in four equal installments on March 31, 2010, March 31, 2011, March 31, 2012 and March 31, 2013, subject to Dr. Dinarello’s continuous service with the Company.  The Dinarello Warrants expire on November 13, 2016.

On December 16, 2009, the Board approved a grant to Robert C. Ogden, Chief Financial Officer of the Company, of warrants to purchase 300,000 shares of the Company’s common stock (the “Ogden Warrants”) at an exercise price of $3.00 per share.  The Ogden Warrants vest and become exercisable as follows: 60,000 shares on November 20, 2009, 80,000 shares on September 30, 2010, 80,000 shares on September 30, 2011, and 80,000 shares on September 30, 2012, all subject to Mr. Ogden’s continuous service with the Company.  The Ogden Warrants expire on November 13, 2016.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1    Warrant dated December 16, 2009 for Charles A. Dinarello

Exhibit 10.2    Warrant dated December 16, 2009 for Robert C. Ogden

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.
Date: December 22, 2009

By: /s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

Exhibit Index

Exhibit
No.                  Description

10.1	Warrant dated December 16, 2009 for Dr. Charles A. Dinarello

10.2	Warrant dated December 16, 2009 for Robert C. Ogden